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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

T&W Financial Corporation and Affiliates
Tacoma, Washington

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 7, 1997, relating to the combined financial statements of T&W Financial Corporation and Affiliates, which is contained in the Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          BDO Seidman, LLP

Seattle, Washington
August 20, 1997